SUB-ITEM 77Q3

Due to the restrictions in the format of Form N-SAR to allow reporting of information for multiple classes of shares, this exhibit provides class level information for Items 72DD, 73A, 74U and 74V.

For period ending  07/31/2005
File number 811-5686
Series No.: 8

72DD.    1.   Total income dividends for which record date passed during the period. (000's Omitted)
              Class A                  $35,636
         2.   Dividends for a second class of open-end company shares
              (000's Omitted)
              Class B                  $21,067
              Class C                   $4,069
              Investor Class           $14,074
              Institutional Class       $1,589

73A.          Payments per share outstanding during the entire current period:
              (form nnn.nnnn)
         1.   Dividends from net investment income
              Class A                 $0.2947
         2.   Dividends for a second class of open-end company shares
              (form nnn.nnnn)
              Class B                  $0.2622
              Class C                  $0.2622
              Investor Class           $0.2956
              Institutional Class      $0.3127

74U.      1.   Number of shares outstanding (000's Omitted)
               Class A                 111,675
          2.   Number of shares outstanding of a second class of open-end company shares (000's Omitted)
               Class B                  64,035
               Class C                  13,308
               Investor Class           42,493
               Institutional Class       9,691

74V.      1.   Net asset value per share (to nearest cent)
               Class A                   $4.50
          2.   Net asset value per share of a second class of open-end company shares (to nearest cent)
               Class B                   $4.52
               Class C                   $4.50
               Investor Class            $4.51
               Institutional Class       $4.50